Exhibit 15.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-269617) of Selina Hospitality PLC (formerly Selina Holdings Company, UK Societas) and its Subsidiaries (Company) of our report dated April 27, 2023 relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the annual report on Form 20-F for the year ended December 31, 2022. /s/ Baker Tilly US, LLP Tysons, Virginia April 28, 2023